UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2019

DRIVEN DELIVERIES, INC.
(Exact name of registrant as specified in charter)

Delaware	333-209836	32-0416399
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5710 Kearny Villa Road, Ste 205 San Diego, CA 92123
(Address of Principal Executive Offices) (Zip Code)

(833) 378-6420
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Adam Berk

Effective March 5, 2019, the board of directors (the “Board”) of Driven Deliveries, Inc. (the “Company”) appointed Adam Berk as a member of the Board, with such appointment to take effect immediately.

Mr. Berk, age 41, has served as the Chief Executive Officer of Stem Holdings, a leading cannabis multi-state organization, since June 2016. From January 2015 until January 2017 Mr. Berk was the Co-President of Consolidated Ventures of Oregon a Cannabis holding company. From January 2013 until January 2015 Mr. Berk was the CEO of HYD For Men, an artisanal men’s grooming company that patented the first solution to extend the life of a razor blade by 400%. From 2002 through 2013, Mr. Berk was employed with Osmio, Inc. (currently GrubHub, an Aramark subsidiary), where he served as CEO from 2002-2007.

The Board has determined that Mr. Berk is an independent director within the meaning of NASDAQ Rule 5605.

Mr. Berk does not have a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Berk and any other persons pursuant to which he was selected as a director, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Adoption of the 2018 Employee, Director And Consultant Stock Plan

On March 4, 2019, the Board approved and adopted the Company’s 2018 Employee, Director and Consultant Stock Plan (the “Plan”) whereby the Board may grant to directors, officers, employees, or consultants of the Company options to acquire shares of common stock, stock appreciation rights and stock awards in order to provide an inducement and serve as a long term incentive program. The number of shares subject to the Plan is 7,857,584; provided that as of January 1, each calendar year, the maximum number of shares of stock subject to the Plan shall be automatically increased by a number sufficient to cause the number of shares covered by the Plan to equal 15% of the total number of shares then outstanding, assuming for this purpose the conversion into Stock of all outstanding securities that are convertible by their terms (directly or indirectly) into shares of common stock. The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 4, 2019, the Board and shareholders holding a majority of the outstanding shares of common stock of the Company (the “Shareholders”) approved the adoption of an amendment to the Company Bylaws (the “Amendment”), effective March 4, 2019. Upon such approval, Section 1 of Article IV now reads as follows: “The business and affairs of this corporation shall be managed by its Board of Directors. The Board of Directors shall consist of no less than one (1) and no more than fifteen (15) directors, with the exact number of authorized directors to be set by resolution of the board of directors. Each director shall be elected for a term of one year, and until his successor shall qualify or until his earlier resignation or removal.” A copy of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On March 6, 2019, the Company issued a press release announcing the appointment of Adam Berk as a member of the Board. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description
3.1	Amendment to the Bylaws of Driven Deliveries, Inc.
10.1	The Driven Deliveries, Inc. 2018 Employee, Director and Consultant Stock Plan
99.1	Press release dated March 6, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2019

DRIVEN DELIVERIES, INC.

By:	/s/ Chris Boudreau
Chris Boudreau
Chairman, President, Chief Executive Officer